Exhibit 99.1

NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE Announces Second Quarter 2011 Financial Results

Revenue Up 28%; Net Income Jumps 251% in 2Q 2011

SAN ANTONIO, Texas — August 11, 2011 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its second quarter of fiscal year 2011, ending June 30, 2011.

Revenue was $5.7 million for the second quarter of fiscal year 2011, an increase of 28 percent when compared with revenue of $4.5 million in the same quarter last year. Net income for the second quarter was $471,000, or $0.03 per diluted share, compared with net income of $134,000, or $0.01 per diluted share, in the same quarter last year, an increase of 251 percent. Cash grew to $12.6 million, representing a 38 percent increase from the second quarter of 2010 and a 14 percent improvement since the end of fiscal 2010.

Adjusted EBITDA for the second quarter of 2011 was $1.4 million, a 65 percent increase compared with the same quarter last year; and a 97 percent increase compared with the fourth quarter of 2010. The Adjusted EBITDA margin for the second quarter of 2011 was 25.0 percent, compared with 19.4 percent in the second quarter of 2010, and 11.9 percent in the first quarter of 2011.

“Our second quarter performance was very strong across the board,” said Jim Morris, GlobalSCAPE president and CEO. “Revenue, earnings, and cash all increased significantly, so I regard this as a clean sweep,” Morris continued. “While I do not expect these sorts of increases every quarter, I believe our second quarter performance provides continuing validation of our strategic direction and reinforces our prior expectations for another record-setting year.”

Quarterly Highlights

During the second quarter, GlobalSCAPE announced continued international business growth, a new addition to the executive team, additional workplace recognition, and a new solution launch.

In April, GlobalSCAPE announced two additional customer deployments in the United Kingdom, at Enfield Council and Thomas Cook, a global travel operator. These UK customers reflect GlobalSCAPE’s increasing European market share, which now includes over 2,000 European customers. During the six months ended June 30, 2011, approximately 32 percent of GlobalSCAPE’s sales came from customers outside the United States.

During May, GlobalSCAPE appointed Randall Hawkins as Chief Financial Officer (CFO). Prior to joining GlobalSCAPE, Hawkins was Vice President of Finance with Keystone Directories LLC, a capital investment firm portfolio company. Previously, Hawkins served as CFO of Homann Tire, Ltd. from April 2005 through August 2007 and as CFO of Programming Concepts Inc. from August 2001 through April 2005. He served previously as International Finance Manager for Cooper Industries, Inc., a Fortune 100 multinational manufacturing conglomerate, and as Senior Business Systems Consultant for Arthur Andersen LLP.

In June, Computerworld Magazine named GlobalSCAPE as one of the “100 Best Places to Work in IT” for the second consecutive year. In its 18th year, Computerworld’s annual ranking recognizes 100 companies that provide information technology professionals the best in work environment experience and job satisfaction. Using data collected from a combination of nominations and survey data, each company was selected based on their benefits, workplace diversity, career development, training opportunities, and employee retention. The Computerworld honor followed numerous other workplace awards received by GlobalSCAPE in recent years.

Also during June, GlobalSCAPE announced ongoing development of CuteBackup™, a data backup and recovery software solution for the consumer and SMB markets. CuteBackup is powered by Paragon Software Group’s Backup and Recovery 10 Suite. The CuteBackup product became available for download and purchase in July 2011, as part of GlobalSCAPE’s roadmap for developing and integrating solutions consistent with the Company’s previously communicated Total Path Security framework.

Conference Call Thursday, August 11, 2011, at 4:30 p.m. ET

GlobalSCAPE management will hold a conference call Thursday, August 11 to discuss the second quarter 2011 financial results and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID #84655989. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through September 12, 2011.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com or the Company’s Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “possibly,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.

Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended June 30,
(In thousands, except per share data)	2011	2010

OPERATING REVENUE:
Licenses	$2,839	$2,518
Maintenance and support	2,279	1,865
All others	592	83

Total revenue	5,710	4,466

OPERATING EXPENSES:
Cost of revenues	529	144
SG&A expenses	3,511	3,213
R&D expenses	762	725
Depreciation and amortization	193	199

Total operating expenses	4,995	4,281

OPERATING INCOME	715	185

Other income	13	4

INCOME BEFORE INCOME TAXES	728	189

PROVISION FOR INCOME TAXES	257	55

NET INCOME	$471	$134

Net income per common share – basic	0.03	0.01
Net income per common share – diluted	0.03	0.01

Weighted average shares outstanding:
Basic	17,997	17,354
Diluted	18,761	18,021

GlobalSCAPE, Inc.

Balance Sheets

(In thousands, except share and per share data)	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Cash and cash equivalents	$12,615	$11,087
Accounts receivable (net of allowance for doubtful accounts of $66 and $237 on June 30, 2011 and December 31, 2010, respectively)	3,288	3,124
CoreTrace receivable	597	298
Federal income tax receivable	—	94
Current deferred tax assets	878	881
Prepaid expenses	217	319

Total current assets	17,595	15,803

Fixed assets, net	1,110	1,286
Investment in CoreTrace	2,278	2,278
Intangible assets, net	380	531
Goodwill	619	619
Deferred tax assets	92	—
Other assets	30	30

Total assets	$22,104	$20,547

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$488	$250
Accrued expenses	1,106	1,392
Income tax payable	160	—
Deferred revenue	5,708	5,554

Total current liabilities	7,462	7,196

Deferred tax liabilities	—	7
Other long term liabilities	1,339	1,185
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,502,122 and 18,346,982 issued at June 30, 2011 and December 31, 2010	19	18
Additional paid-in capital	12,751	12,137
Treasury stock, 403,581 shares, at cost, at June 30, 2011 and December 31, 2010	(1,452)	(1,452)
Retained earnings	1,985	1,456

Total stockholders’ equity	13,303	12,159

Total liabilities and stockholders’ equity	$22,104	$20,547

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

	Three Months Ended June 30,
(In thousands)	2011	2010

Operating Activities:
Net income	$529	$497
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt recoveries	(170)	(81)
Depreciation and amortization	397	399
Loss on disposition of assets	—	52
Stock-based compensation	517	481
Deferred taxes	(96)	(538)
Excess tax benefit from vested restricted stock	—	15
Changes in operating assets and liabilities:
Accounts receivable	6	(636)
CoreTrace receivable	(299)	—
Prepaid expenses	102	(61)
Federal income tax	254	392
Other assets	—	11
Accounts payable	238	(9)
Accrued expenses	(286)	205
Deferred revenues	154	518
Other long-term liabilities	154	5

Net cash provided by operating activities	1,500	1,250

Investing Activities:
Purchase of property and equipment	(70)	(85)
Purchase of short-term investments	—	(350)
Redemption of short-term investments	—	1,205

Net cash provided by (used in) investing activities
	(70)	770
Financing Activities:
Proceeds from exercise of stock options	123	37
Tax deficiency from stock-based compensation	(25)	49

Net cash used in financing activities	98	86

Net increase in cash	1,528	2,106
Cash at beginning of period	11,087	7,026

Cash at end of period	$12,615	$9,132

Cash paid during the period for:
Income taxes	$157	$374

Non-GAAP Financial Measures

Adjusted EBITDA

(In thousands)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation and asset impairments.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for net income. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
	June 30, 2011	June 30, 2010
Net Revenue	$5,710	$4,466

Income from operations	$715	$185

Net income:	$471	$134
Plus: Income taxes	257	55
Plus: Total other (income)	(13)	(4)
Plus: Depreciation and amortization	193	199
Plus: Stock-based compensation expense	517	481

Adjusted EBITDA	$1,425	$865

Operating income margin	12.5%	4.1%

Adjusted EBITDA margin	25.0%	19.4%